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                                                                       Exhibit 5

                       WALLER LANSDEN DORTCH & DAVIS, PLLC
                              Nashville City Center
                          511 Union Street, Suite 2700
                             Post Office Box 198966
                         Nashville, Tennessee 37219-8966


                                  July 22, 2004

Healthcare Realty Trust Incorporated
Suite 700
3310 West End Avenue
Nashville, Tennessee 37203

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special securities counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Abbreviated Registration Statement") filed by you today with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in respect of your Registration Statement on Form S-3 (File No. 333-109306) (the "Original Registration Statement," and together with the Abbreviated Registration Statement, the "Registration Statements"). The Abbreviated Registration Statement relates to shares of the common stock of the Company, $0.01 par value (the "Common Stock"), with an aggregate offering price of $28,515,000 to be offered by the Company in addition to the shares of the Common Stock with an aggregate offering price of $142,570,963 as described in the Original Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock referred to in the Abbreviated Registration Statement, to the extent actually issued and sold in the manner and on the terms described in the prospectus and prospectus supplement accompanying the Original Registration Statement, will be duly and validly issued, fully paid and nonassessable shares of the Common Stock of the Company.


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         We hereby consent to the filing of this opinion as an exhibit to the
Abbreviated Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Original Registration Statement.


                                     Very truly yours,


                                     /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC